Exhibit 10.3

CONTRIBUTION AGREEMENT

This Contribution Agreement (this “Agreement”) is made and entered into as of June 28, 2022 (the “Effective Date”), by and between Eureka Therapeutics, Inc., a Delaware corporation (“Eureka”), and Estrella Biopharma, Inc., a wholly owned subsidiary of Eureka and a Delaware corporation (“Estrella”).

Recitals

Whereas, Eureka desires to separate Eureka’s CD19 and CD22 assets and business (the “Separated Business”) from the remainder of Eureka’s existing operations and business so that such businesses can be separately operated and financed in the future (the “Separation”);

Whereas, to accomplish the Separation, Eureka desires to transfer certain assets of Eureka to be used in connection with the Separated Business to Estrella in exchange for shares of Series AA Preferred Stock, par value $0.0001 per share (the “Shares”), of Estrella;

WHEREAS, Eureka desires to contribute and assign to Estrella all right, title and interest in and to those assets listed on Exhibit A hereto (the “Assets”), and Estrella desires to accept such contribution on the terms set forth in this Agreement (the “Contribution”);

Agreement

Now, Therefore, in consideration of the foregoing and the mutual covenants and conditions set forth below, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement agree as follows:

1.            Contribution of Assets. Eureka hereby grants, sells, conveys, transfers, assigns, releases and delivers to Estrella all right, title and interest in and to the Assets, to have and hold the same unto itself, its successors and assigns forever, and Estrella hereby accepts such grant, sale, conveyance, transfer, assignment, release and delivery.

2.            Assumed Liabilities. The Contribution is subject to the assumption by Estrella of all liabilities and obligations of Eureka to the extent exclusively or primarily resulting from, relating to or arising out of the Assets of whatever kind or nature (whether absolute, accrued, contingent, determined, determinable, disclosed, known or unknown, or otherwise) on or after the date hereof (the “Assumed Liabilities”). Estrella hereby assumes and shall perform, pay and discharge when due the Assumed Liabilities. Nothing contained herein shall prevent Eureka or its affiliates from contesting in good faith any of the Assumed Liabilities with any third-party obligee.

3.            Consideration; Issuance of Shares. As consideration for the Contribution of the Assets pursuant to Section 1, Estrella hereby agrees to issue to Eureka 105,000,000 Shares.

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4.            Further Assurances.

4.1       Execution of Other Instruments of Conveyance. In furtherance of the assignment, transfer and conveyance of the Assets set forth herein, Eureka shall execute and deliver to Estrella such stock powers, certificates of title, assignments of contracts and other instruments of transfer, conveyance and assignment and prepare and submit such applications, filings or other documents as and to the extent necessary to evidence and effect the transfer, conveyance and assignment of all of Eureka’s right, title and interest in and to the Assets to Estrella.

5.            Representations and Warranties of Eureka. Eureka is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Eureka has all requisite power and authority to execute and deliver this Agreement, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. Eureka has obtained all necessary corporate approvals for the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Eureka and (assuming due authorization, execution and delivery by Transferee) shall constitute Eureka’s legal, valid and binding obligation, enforceable against it in accordance with its terms.

6.            Representations and Warranties of the Transferee. Estrella is a company duly organized, validly existing and in good standing under the laws of the State of Delaware. Estrella has all requisite power and authority to execute and deliver this Agreement, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. Estrella has obtained all necessary limited liability company approvals for the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Transferee and (assuming due authorization, execution and delivery by Transferor) shall constitute Transferee’s legal, valid and binding obligation, enforceable against it in accordance with its terms. Upon the consummation of the transactions contemplated hereby, the Shares will have been duly authorized, validly issued and will be fully-paid and nonassessable Shares of the Company and shall have been issued in compliance with all applicable securities laws. The shares of Common Stock of Estrella issuable upon conversion of the Shares, when issued in accordance with Estrella’s certificate of incorporation, will be duly authorized, validly issued and fully-paid and nonassessable shares.

8.            Disclaimer of Representations and Warranties. Each of Eureka and Estrella understands and agrees that, except as expressly set forth herein or in any other agreement or document contemplated by this Agreement, no party to this Agreement or any other such agreement or document is representing or warranting in any way as to the assets, businesses or liabilities transferred or assumed as contemplated hereby or thereby, as to any consents or approvals required in connection therewith, as to the value thereof, or any other matter concerning, any assets of such party, or as to the absence of any defenses or right of setoff or freedom from counterclaim with respect to any claim or other asset, including any accounts receivable, of any party, or as to the legal sufficiency of any assignment, document or instrument delivered hereunder to convey title to any asset or thing of value upon the execution, delivery and filing hereof or thereof.

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9.            Miscellaneous.

9.1       Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and performed entirely in Delaware.

9.2       Entire Agreement; Amendment. This Agreement, including any and all attachments or exhibits hereto, constitutes the entire, final and exclusive understanding and agreement between the parties with respect to the subject matter hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein. This Agreement may be amended, waived, discharged or terminated only by written agreement of the parties.

9.3       Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the parties intend that (a) in lieu of such provision there be added as part of this Agreement a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and be valid, legal and enforceable and (b) the validity, legality and enforceability of the remaining provisions, or any subsequent applications thereof, shall not in any way be affected or impaired thereby.

9.4       Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

9.5       Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed facsimile or electronic mail if sent during normal business hours of the recipient, if not, then on the next business day; (c) upon deposit with the postal service, by registered or certified mail, return receipt requested, postage prepaid; or (d) one day after deposit with an internationally recognized express courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the parties at the respective addresses set forth on the signature pages hereto or at such other address as a party may designate by ten days advance written notice to the other party hereto.

9.6       Counterparts; Manner of Delivery. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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In Witness Whereof, the parties hereto have executed this Contribution Agreement as of the Effective Date.

EUREKA:

Eureka Therapeutics, Inc.

By:
Name:	Cheng Liu
Title:	President
ETCA-22-01386

ESTRELLA:

Estrella Biopharma, Inc.

Name:	Qian Yang
Title:	Chief Operating Officer

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Exhibit A

ASSETS

A.	Tangible Property.

All tangible property embodying or bearing any item of Property, including, by not limited to: (A) any prototype, product, models, media, devices or documentation that constitute or embody the Property; (B) component parts, notes, records, drawings, designs, and other material or information relating to the Property; (C) art work, designs, schematics, software, object code and source code developed with respect to the Property; and (D) the items listed below:

•	Plasmids with the antibodies related to Artemis® CD19 and Artemis® CD22 (“Property”);

•	Cell line for expressing the CD19 and CD22 antibody;

•	Anti-CD19 and Anti CD22 constructs;

•	293 cells expressing CD19 and CD22;

•	CD19 and CD22 antibody produced;

•	Cell lines with CD19 or CD22 knockout;

•	CD19 or CD22 overexpressing cell lines (with various expression levels) based on the knockout cell lines (start from knockout cell lines); and

•	All inventory of product, including raw materials, work in process and finished product related to the Products.

B.	Contracts.

The contracts listed below and any other contract that relates exclusively to the InvisiMask business (the “Assumed Contracts”):

•	Collaboration Agreement effective as of October 29, 2021 between Eureka Therapeutics, Inc. and Imugene Limited.

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